Exhibit 10.02

*LEAS8760*

MACHINE TOOLS EQUIPMENT SCHEDULE

SCHEDULE NO. 001

DATED THIS     August 21, 2009

TO MASTER LEASE AGREEMENT

DATED AS OF      August 21, 2009

Lessor & Mailing Address:

Lessee & Mailing Address:

General Electric Capital Corporation

Masland Carpets, LLC

10 Riverview Drive

2208 S. Hamilton Street

Danbury,  CT 06810-6268

Dalton,  GA 30721

This Schedule is executed pursuant to, and incorporates by reference the terms and conditions of, and capitalized terms not defined herein shall have the meanings assigned to them in, the Master Lease Agreement identified above ("Agreement" said Agreement and this Schedule being collectively referred to as "Lease").  This Schedule, incorporating by reference the Agreement, constitutes a separate instrument of lease.

A.

Equipment:  Subject to the terms and conditions of the Lease, Lessor agrees to lease to Lessee the Equipment described below (the "Equipment").

Number

      Capitalized

of Units

Lessor's Cost

Manufacturer

Serial Number

Model and Type of Equipment

1

     $1,479,206.00

Tuftco

674702339-LLC

 2009  165

Velva Loop/Level Loop Cut Tufting Machine

1

     $1,473,879.49

Tuftco

665972329-LLC

 2008  165

Split Cam, 1/10 Guage, Staggered Needle, Level Loop Cut Tufting Machine

Equipment immediately listed above is located at:  209 Carpet Drive,   Atmore, Escambia County, AL 36502

1

     $1,627,468.00

Tuftco

674982358-A

 2009  175

Colortron Cut Pile Tufting Machine

Equipment immediately listed above is located at:  3641 Highway 411 North,   Chatsworth, Murray County, GA 30705

and including all Purchase Orders, additions, attachments, accessories and accessions thereto, and any and all substitutions, upgrades, replacements or exchanges therefor, and all insurance and/or other proceeds thereof.

B.

Financial Terms

1.	Advance Rent (if any): Not Applicable	5.	Basic Term Commencement Date: 9/1/09
2.	Capitalized Lessor's Cost: $ 4,580,553.49	6.	Lessee Federal Tax ID No.: 020739755
3.	Basic Term (No. of Months): 60 Months.	7.	Last Delivery Date: August 21, 2009**
4.	Basic Term Lease Rate Factor: 0.01563922	8.	Daily Lease Rate Factor: 0.00025000

** Conditions Precedent to Leasing/Funding:  All of the terms and conditions set forth in this Lease are subject to the satisfaction of all the following conditions precedent no later than the Last Delivery Date, each in form and substance satisfactory to Lessor at its sole discretion:  (i) all of the conditions precedent set forth in the Agreement (including Section 1 thereof), this Schedule and the other Documents relating to this Schedule; (ii) no Event of Default or event which with the passage of time or the giving of notice would become an Event of Default has occurred under the Agreement; (iii) as of the Last Delivery Date, there will have been, since the date that this Schedule is delivered to the Lessee for execution, no adverse change (as determined by Lessor in its sole discretion) in the business prospects or projections, operations, management, financial or other conditions of the Lessee, any affiliate of Lessee, any

Guarantor, or any other party to whom Lessor may have recourse in regard to this Lease, or in the industry in which Lessee or Guarantor or such other party operates, or a change in control of any one of the aforesaid parties; and (iv) the absence, during the period from the date that this Schedule is delivered to the Lessee for execution to the Last Delivery Date, of any disruption of, or adverse change in, the leasing or lending market, leasing or loan syndication, or financial, banking or capital markets conditions.  If any such condition precedent is not so satisfied by the Last Delivery Date, Lessor shall have no obligation to proceed with the transactions contemplated under this Schedule or any other Documents related to this Schedule.

 9.

First Termination Date:  Thirty-six (36) months after the Basic Term Commencement Date.

10.

Interim Rent:  For the period from and including the Lease Commencement Date to but not including the Basic Term Commencement Date ("Interim Period"), Lessee shall pay as rent ("Interim Rent") for each unit of Equipment, the product of the Daily Lease Rate Factor times the Capitalized Lessor's Cost of such unit times the number of days in the Interim Period.  Interim Rent shall be due on   8/31/09   .

11.

Basic Term Rent.  Commencing on    10/1/09    and on the same day of each month thereafter (each, a "Rent Payment Date") during the Basic Term, Lessee shall pay as rent ("Basic Term Rent") the product of the Basic Term Lease Rate Factor times the Capitalized Lessor's Cost of all Equipment on this Schedule.

12.

Tax Administration Fee. As compensation for Lessor’s internal and external costs in the administration of Taxes related to each unit of Equipment, Lessee agrees to pay Lessor a tax administrative fee equal to $12 per unit of Equipment per year during the Lease Term of such unit of Equipment, not to exceed the maximum permitted by applicable law ("Tax Administration Fee"). The Tax Administrative Fee (at Lessor’s sole discretion) may be increased by an amount not exceeding 10% thereof for each subsequent year of the Lease Term to reflect Lessor’s increased cost of administration and Lessor will notify Lessee of any such increase by indicating such increased amount in the relevant invoice or in such other manner as Lessor deems appropriate.

C.

Tax Benefits

Depreciation Deductions:

1.

Depreciation method is the 200% declining balance method, switching to straight line method for the 1st taxable year for which using the straight line method with respect to the adjusted basis as of the beginning of such year will yield a larger allowance.

2.

Recovery Period:  5 years.

3.

Basis: 100 % of the Capitalized Lessor's Cost.

D.

Property Tax

APPLICABLE TO EQUIPMENT LOCATED IN ALABAMA AND GEORGIA:  Lessee agrees that it will not list any of such Equipment for property tax purposes or report any property tax assessed against such Equipment until otherwise directed in writing by Lessor.  Upon receipt of any property tax bill pertaining to such Equipment from the appropriate taxing authority, Lessor will pay such tax and will invoice Lessee for the expense.  Upon receipt of such invoice, Lessee will promptly reimburse Lessor for such expense.

Lessor may notify Lessee (and Lessee agrees to follow such notification) regarding any changes in property tax reporting and payment responsibilities.

E.

Article 2A Notice

IN ACCORDANCE WITH THE REQUIREMENTS OF ARTICLE 2A OF THE UNIFORM COMMERCIAL CODE AS ADOPTED IN THE APPLICABLE STATE, LESSOR HEREBY MAKES THE FOLLOWING DISCLOSURES TO LESSEE PRIOR TO EXECUTION OF THE LEASE, (A) THE PERSON(S) SUPPLYING THE EQUIPMENT IS MASLAND CARPETS, LLC (THE "SUPPLIER(S)"), (B) LESSEE IS ENTITLED TO THE PROMISES AND WARRANTIES, INCLUDING THOSE OF ANY THIRD PARTY, PROVIDED TO THE LESSOR BY SUPPLIER(S), WHICH IS SUPPLYING THE EQUIPMENT IN CONNECTION WITH OR AS PART OF THE CONTRACT BY WHICH LESSOR ACQUIRED THE EQUIPMENT AND (C) WITH RESPECT TO SUCH EQUIPMENT, LESSEE MAY COMMUNICATE WITH SUPPLIER(S) AND RECEIVE AN ACCURATE AND COMPLETE STATEMENT OF SUCH PROMISES AND WARRANTIES, INCLUDING ANY DISCLAIMERS AND LIMITATIONS OF THEM OR OF REMEDIES. TO THE EXTENT PERMITTED BY APPLICABLE LAW, LESSEE HEREBY WAIVES ANY AND ALL RIGHTS AND REMEDIES CONFERRED

UPON A LESSEE IN ARTICLE 2A AND ANY RIGHTS NOW OR HEREAFTER CONFERRED BY STATUTE OR OTHERWISE WHICH MAY LIMIT OR MODIFY ANY OF LESSOR'S RIGHTS OR REMEDIES UNDER THE DEFAULT AND REMEDIES SECTION OF THE AGREEMENT.

F.

Stipulated Loss and Termination Value Table*

Termination

Stipulated

Termination

Stipulated

Value

Loss Value

Value

Loss Value

Rental

Percentage

Percentage

Rental

Percentage

Percentage

Basic

  1

106.654

 31

 70.344

  2

105.681

 32

 69.017

  3

104.674

 33

 67.551

  4

103.657

 34

 66.199

  5

102.629

 35

 64.833

  6

101.588

 36

 63.323

  7

100.529

 37

 59.817

 61.930

  8

 99.451

 38

 58.458

 60.523

  9

 98.354

 39

 56.732

 58.748

 10

 97.238

 40

 55.020

 56.987

 11

 96.150

 41

 53.612

 55.531

 12

 94.962

 42

 52.189

 54.060

 13

 93.889

 43

 50.665

 52.487

 14

 92.807

 44

 49.213

 50.987

 15

 91.410

 45

 47.642

 49.368

 16

 90.190

 46

 46.164

 47.841

 17

 88.956

 47

 44.670

 46.299

 18

 87.709

 48

 43.060

 44.640

 19

 86.449

 49

 41.544

 43.077

 20

 85.195

 50

 40.017

 41.500

 21

 83.887

 51

 38.194

 39.630

 22

 82.684

 52

 36.384

 37.772

 23

 81.482

 53

 34.817

 36.156

 24

 80.119

 54

 33.238

 34.528

 25

 78.891

 55

 31.647

 32.889

 26

 77.652

 56

 30.047

 31.240

 27

 75.994

 57

 28.435

 29.580

 28

 74.480

 58

 26.813

 27.910

 29

 73.079

 59

 25.178

 26.227

 30

 71.762

 60

 23.595

 24.595

*The Stipulated Loss Value or Termination Value for any unit of Equipment shall be the Capitalized Lessor's Cost of such unit multiplied by the appropriate percentage derived from the above table.  In the event that the Lease is for any reason extended, then the last percentage figure shown above shall control throughout any such extended term.

G.

Modifications and Additions for This Schedule Only

For purposes of this Schedule only, the Agreement is amended as follows:

1.  EQUIPMENT SPECIFIC PROVISIONS

RETURN PROVISIONS:

In addition to the provisions of Section X ("Return of Equipment") of this lease, Lessee shall, at its expense:

Provide to Lessor at least two hundred forty (240) days prior to lease termination a detailed inventory of all components of the Equipment with consideration to the conditions set forth in Section VII ("Service") of the Lease.  The inventory should include but not be limited to: (1) a detailed listing of all items of the Equipment by both the model and serial number for all components comprising this Lease Agreement.

Ensure that the Equipment is returned to lessor as follows: (1) all operating and application specific software used to control the machine will be updated to the most current release available from the manufacturer; (2) all batteries for control memories must be fully charged; (3) any tooling and/or grinding wheels returned to Lessor at lease termination should be identical those on the original invoice;

At least one hundred eighty (180) days prior to lease termination: (1) and upon receiving reasonable notice by Lessor, make the Equipment available for operational inspections (where applicable) by potential purchasers; (2) cause the Manufacturer(s), or other persons expressly authorized by the Manufacturer and/or Lessor, to inspect, examine and test all material and workmanship to ensure the Equipment is operating within the manufacturer's specifications; (3) provide to Lessor a written report from the authorized inspector detailing said inspection and condition of the Equipment; (4) if during such inspection, examination and test, the authorized inspector finds any of the material or workmanship to be defective or the equipment not operating within the manufacturer's specifications, then Lessee shall repair or replace such defective material and, after corrective measures are completed  Lessee will provide for another inspection of the equipment by the authorized inspector as outlined above.

At least one hundred twenty (120) days prior to lease termination and upon request by Lessor provide, or cause the Vendor(s) to provide to Lessor, the following documents: (1) one set of service and operating manuals including replacements and/or additions hereto, such that all documentation is completely up to date; (2) one set of documents detailing equipment configuration , operating requirements, maintenance records, and other technical data concerning the set-up and operation of the Equipment including replacements and additions thereto, such that all documentation is completely up to date.

Provide for the deinstallation, packing and transporting of the Equipment to include, but not limited to the following: (1) the manufacturer's representative shall de-install all Equipment (including all wire, cable and mounting hardware);  (2) all process fluids shall be removed from the Equipment and disposed of in accordance with then current waste disposal laws and regulations including regulations specified by the EPA and related government agencies; (3) dismantling and handling is to be done per the original manufacturer's specifications or normal industry accepted practices for new machines must be followed.  Any special transportation devices such as metal skids, lifting slings, brackets, etc., which were with the machine when it originally arrived must be used; (4) all keys belonging to the Equipment are to be wired together and secured to a major component of the machine; (5) Lessee shall transport the Equipment in a manner consistent with the manufacturer's recommendations and practices.

Obtain and pay for a policy of transit insurance for the delivery period in an amount equal to the replacement value of the Equipment with the Lessor named as loss payee on all such policies of insurance, and provide transportation to not more than 2 locations in the continental United States, Canada and Mexico, as selected by Lessor.

Provide safe, secure storage for the Equipment for a period of up to one hundred eighty (180) days after expiration or early termination of the Lease at an accessible location satisfactory to Lessor.

Provide that all Equipment will be cleaned and cosmetically acceptable (free from all Lessee installed markings), and in such condition so that it may be immediately installed and placed into use in a similar operating environment.

Ensure all Equipment and equipment operations conform to all applicable local, state, Environmental Protection Agency ("EPA"), and federal laws, health and safety guidelines.

Upon lease termination, all of the Equipment to be free of any hazardous or toxic materials, or any materials which may be regulated under any and all applicable environmental laws, rules or regulations ("Hazardous Substances").  Without limiting the generality of the foregoing, Lessee represents, warrants and covenants that none of the Equipment will be contaminated with Hazardous Substances in the form of polychlorinated biphenyls ("PCBs") in surface concentrations greater than 10µg/100cm², and none of the Equipment shall contain fluids having concentrations of Hazardous Substances in the form of PCBs in excess of 1 part per million.  Lessee agrees to furnish to Lessor documentary evidence confirming such condition prepared by a qualified testing laboratory satisfactory to Lessor.

Be responsible for the cost of all repairs, alterations, inspections, appraisals, storage charges, insurance costs, demonstration costs, and other related costs necessary to place the Equipment in such condition as to be in complete compliance with this Lease.

Lessor has the right to attempt resale of the Equipment from Lessee's plant with the Lessee's full cooperation and assistance, for a period of one hundred eighty (180) days from Lease expiration.  During this period, the equipment must remain operational with the necessary electrical power, lighting, heat, water, lubricating fluids, air pollution controls and compressed air necessary to maintain and demonstrate the equipment to any potential buyer.  Lessor also has the right to conduct an on sight public auction for the purpose of selling the equipment.  While the equipment is located at the Lessee’s facility, the lessor will not be charged any storage fees for a period of one hundred eighty (180) days.

The Lessor at his sole discretion may, from time to time, inspect the Equipment at the Lessor's sole expense.  If any discrepancies are found as they pertain to the general condition of the Equipment, the Lessor will communicate these discrepancies to the Lessee in writing.  The Lessee shall have thirty (30) days to rectify these discrepancies at his sole expense.  The Lessee should pay all expenses for the re-inspection by the Lessor appointed expert, if corrective measures are required.

2.  LEASE TERM OPTIONS

      Early Lease Term Options

          The Lease is amended by adding the following thereto:

          EARLY PURCHASE OPTION:

(a)  So long as the Lease has not been earlier terminated and provided further that an Event of Default has not occurred and is continuing under the Lease or any other agreement between Lessor and Lessee, Lessee may, UPON AT LEAST THIRTY (30) BUT NO MORE THAN TWO HUNDRED SEVENTY (270) DAYS' PRIOR WRITTEN NOTICE TO LESSOR OF LESSEE'S IRREVOCABLE ELECTION TO EXERCISE THIS OPTION, purchase on an AS IS BASIS all (but not less than all) of the Equipment listed and described in this Schedule on any of the rent payment dates (each an "Early Purchase Date") which is listed below at the price equal to the percent of the Capitalized Lessor's Cost listed below (each a "FMV Early Option Price"), plus all applicable sales taxes:

# of Months from the Basic

Percent of the

Term Commencement Date

Capitalized Lessor's Cost

Thirty-six (36)

Fifty-Seven and 607/1000 percent (57.607%)

Fourty-Eight(48)

Thirty-Nine and 880/1000 percent (39.880%)

Lessor and Lessee agree that the FMV Early Option Price is a reasonable prediction of the Fair Market Value (as such term is defined in the END OF LEASE PURCHASE OPTION Section subsection (b) of the Lease hereof) of the Equipment at the time the option is exercisable.  Lessor and Lessee agree that if Lessee makes any non-severable improvement to the Equipment which increases the value of the Equipment and is not required or permitted by the MAINTENANCE Section or the RETURN OF EQUIPMENT Section of the Lease prior to lease expiration, then at the time of such option being exercised, Lessor and Lessee shall adjust the purchase price to reflect any addition to the price anticipated to result from such improvement.  (Each purchase option granted by this subsection shall be referred to herein as an "Early Purchase Option".)

(b)  If Lessee exercises its Early Purchase Option with respect to the Equipment leased hereunder, then on the Early Purchase Option Date, Lessee shall pay to Lessor any Rent and other sums due and unpaid on the Early Purchase Option Date and Lessee shall pay the FMV Early Option Price, plus all applicable sales taxes, to Lessor in cash.

H.

Payment Authorization

You are hereby irrevocably authorized and directed to deliver and apply the proceeds due under this Schedule as follows:

Company Name

Address

Amount

Tuftco-Tufting Machine Division

P.O. Box 3009

$3,106,674.00

Chattanooga, TN 37404

Wire Instructions:

First Tennessee Bank NA

Memphis, TN

Routing No:  084000026

Account No:  172711253

The Dixie Group, Inc.

2208 S. Hamilton Street

$99,713.44

Dalton, GA 30721

Wire Instructions:

Bank of America N.A.

New York, NY

Beneficiary:  Dixie Group Blocked Depository

Routing No:  026009593

Account No:  94292-24753

General Electric Capital Corporation

10 Riverview Drive

$1,374,166.05

Security Deposit on Account 5884164-001

Danbury, CT 06810

This authorization and direction is given pursuant to the same authority authorizing the above-mentioned financing.

Pursuant to the provisions of the lease, as it relates to this Schedule, Lessee hereby certifies and warrants that (i) all Equipment listed above has been delivered and installed (if applicable) as of the date stated above, and copies of the Bill(s) of Lading or other documentation acceptable to Lessor which show the date of delivery are attached hereto; (ii) Lessee has inspected the Equipment, and all such testing as it deems necessary has been performed by Lessee, Supplier or the manufacturer; and (iii) Lessee accepts the Equipment for all purposes of the Lease, the purchase documents and all attendant documents.

Lessee does further certify that as of the date hereof (i) Lessee is not in default under the Lease; (ii) the representations and warranties made by Lessee pursuant to or under the Lease are true and correct on the date hereof and (iii) Lessee has reviewed and approves of the purchase documents for the Equipment, if any.

Except as expressly modified hereby, all terms and provisions of the Agreement shall remain in full force and effect.  This Schedule is not binding or effective with respect to the Agreement or Equipment until executed on behalf of Lessor and Lessee by authorized representatives of Lessor and Lessee, respectively.

IN WITNESS WHEREOF, Lessee and Lessor have caused this Schedule to be executed by their duly authorized representatives as of the date first above written.

LESSOR:

LESSEE:

General Electric Capital Corporation

Masland Carpets, LLC

By:   /s/  Mark E. Frankel

By:   /s/ Gary A. Harmon

Name:   Mark E. Frankel

Name:   Gary A. Harmon

Title:    Operations Analyst

Title: President and Chief Manager